UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 3111 Camino Del Rio North, Suite 400 San Diego, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 92108 (Zip Code)

Registrant’s telephone number, including area code: (858) 450-2900

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2013, Genius Brands International, Inc., a Nevada corporation (the “Company”) entered into new employment agreements, effective as of October 1, 2013, with each of Klaus Moeller, its Chief Executive Officer and Chairman and Jeanene Morgan, its Chief Financial Officer.

Pursuant to Mr. Moeller’s employment agreement (the “Moeller Employment Agreement”), Mr. Moeller shall serve as the Company’s Chief Executive Officer for a period of two years in consideration for (i) an annual salary of $20,800 (except that if the Company generates cash flow from operations of at least $300,000 on an annual basis, Mr. Moeller’s annual salary shall be $100,000 plus an additional payment of $75,000 per annum, payable in cash or shares of the Company’s common stock, in quarterly installments of $18,750 each, and (ii) the acceleration of vesting of all previously issued option grants to Mr. Moeller under the Company’s 2008 Stock Option Plan as well as participation in other Company benefit plans and the ability to receive a year-end performance bonus, at the discretion of the Company’s Board of Directors. In the event Mr. Moeller’s employment is terminated by the Company without “Cause” (as defined in the Moeller Employment Agreement), Mr. Moeller shall be entitled to severance payments for twelve months, based on the annual salary rate of $100,000.

Pursuant to Ms. Morgan’s employment agreement (the “Morgan Employment Agreement”), Ms. Morgan shall serve as the Company’s Chief Financial Officer for a period of two years in consideration for (i) an annual salary of $175,000 and (ii) the acceleration of vesting of all previously issued option grants to Ms. Morgan under the Company’s 2008 Stock Option Plan as well as participation in other Company benefit plans and the ability to receive a year-end performance bonus, at the discretion of the Company’s Board of Directors. In the event Ms. Morgan’s employment is terminated by the Company without “Cause” (as defined in the Morgan Employment Agreement), Ms. Morgan shall be entitled to severance payments for twelve months.

The foregoing descriptions of the Moeller Employment Agreement and the Morgan Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, filed as Exhibits 10.1 and 10.2, respectively hereto and which are incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement between Genius Brands International, Inc. and Klaus Moeller dated October 29, 2013
10.2	Employment Agreement between Genius Brands International, Inc. and Jeanene Morgan dated October 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: October 30, 2013	By:	/s/ Klaus Moeller
	Name:	Klaus Moeller
	Title:	Chief Executive Officer

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